UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long Term Incentive Plan Changes and Form Agreements

Clearwater Paper Corporation (the “Company”) is modifying its long-term incentive program for 2018.  The Company’s named executive officers will receive their 2018 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award
	RSUs	Options	Performance Shares
Named Executive Officers	30%	30%	40%

For named executive officers the 2018-2020 performance share grant will be based on objective company-wide financial metrics as follows:

•	60% of performance share award based on Free Cash Flow performance
•	40% of performance share award based on ROIC performance

ROIC, or return on invested capital, will be measured over a three year period to focus on the delivery of financial results from the Company’s strategic initiatives and related capital expenditures.  Free Cash Flow will be measured over a three-year period based on cumulative GAAP operating cash minus $50 million maintenance expense for each year of the period to focus on reduction of debt levels and return of capital to shareholders.

Additionally, the Company will use relative total stockholder return (“TSR”) measured against the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) as a modifier to the 2018-2020 performance share award to provide for a plus or minus 25% adjustment in performance shares earned based on ROIC and Free Cash Flow performance up to a maximum 200% payout in total.

Annual Incentive Plan Changes

The Company is modifying its annual incentive program for 2018 to eliminate the EBITDA margin component under its Annual Incentive Plan for its named executive officers and for business segment heads is adding a business segment EBITDA component.

For 2018, the Company performance measures for named executive, excluding business segment heads, will be:

•	75% of target award based on Company EBITDA performance
•	25% of target award based on Company-wide strategic metrics

The performance measures for business segment heads will be:

•	40% of target award based on Company EBITDA performance
•	30% of target award based on segment EBITDA performance
•	30% of target award based on Company-wide strategic metrics

If the Company does not achieve the EBITDA threshold no cash bonuses will be paid from the Annual Incentive Plan.

Executive Severance and Change of Control Plans

On March 5, 2018, the Company amended the Clearwater Paper Corporation Executive Severance Plan (the “Severance Plan”) to provide for a cash payment equal to twelve months of base salary upon the occurrence of a termination event as defined in the Severance Plan.

The summary above does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, a copy of which is attached as Exhibit 10(i).

CEO Employment Agreement

On March 5, 2018, the Company and Linda K. Massman, President and Chief Executive Officer, agreed to amend Ms. Massman’s Employment Agreement, dated effective January 1, 2016, to provide that, other than in connection with a change of control, if Ms. Massman is terminated for any reason other than cause, death, disability, or retirement, or if she terminates her employment for good reason, she will receive a cash severance payment equal to one and a half years of base salary.

The summary above does not purport to be complete and is qualified in its entirety by reference to the Amendment to Employment Agreement, a copy of which is attached as Exhibit 10(ii).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

10(i)	Clearwater Paper Executive Severance Plan
10(ii)	Amendment to Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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